EXHIBIT 5.1

[AKIN GUMP STRAUSS HAUER & FELD LLP LETTERHEAD]

October 26, 2005

Transmeridian Exploration Incorporated

397 N. Sam Houston Pkwy E., Suite 300

Houston, Texas 77060

Ladies and Gentlemen:

We have acted as counsel to Transmeridian Exploration Incorporated, a Delaware corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of up to $250,000,000 aggregate amount of (i) unsecured senior debt securities (the “Senior Debt Securities”) and unsecured subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) of the Company, (ii) common stock, par value $0.0006 per share, of the Company (the “Common Stock”) and (iii) preferred stock, par value $0.0006 per share, of the Company (the “Preferred Stock”) which may be issued in the form of depositary shares evidenced by depositary receipts (the “Depositary Shares” and, together with the Debt Securities, Common Stock and Preferred Stock, the “Securities”), each on terms to be determined at the time of each offering. The Senior Debt Securities are to be issued pursuant to an indenture (the “Senior Debt Indenture”) between the Company and a trustee to be named therein. The Subordinated Debt Securities are to be issued pursuant to an indenture (the “Subordinated Debt Indenture” and, together with the Senior Debt Indenture, the “Indentures”) between the Company and a trustee to be named therein.

We have examined originals or certified copies of (i) a form of the Senior Debt Indenture, filed as Exhibit 4.6 to the Registration Statement, to be entered into by the Company and a trustee to be named therein, (ii) a form of the Subordinated Debt Indenture, filed as Exhibit 4.7 to the Registration Statement, to be entered into by the Company and a trustee to be named therein and (iii) such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for the purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Transmeridian Exploration Incorporated

October 26, 2005

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

1.	With respect to the Debt Securities, when (i) the Company has taken all necessary action to approve the issuance of such Debt Securities, the terms of the offering thereof and related matters, (ii) the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture, (iii) the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable definitive underwriting or similar agreement approved by the Company upon payment (or delivery) of the consideration therefor provided for therein, (iv) the supplemental Indenture has been duly executed and delivered and (v) applicable provisions of the “blue sky” laws have been complied with, the Debt Securities (including any Debt Securities duly issued upon exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Debt Securities) will have been duly authorized by all necessary corporate action on the part of the Company, and will be valid and binding obligations of the Company and will be entitled to the benefits of the applicable Indenture.

2.	With respect to the Common Stock, when (i) the Company has taken all necessary action to approve the issuance of such Common Stock, the terms of the offering thereof and related matters and (ii) such Common Stock has been issued and delivered in accordance with the terms of the applicable definitive underwriting or similar agreement approved by the Company upon payment (or delivery) of the consideration therefor (not less than the par value of the Common Stock) provided for therein, such Common Stock (including any shares of Common Stock issued (a) upon the conversion or exchange of any Debt Securities that are convertible or exchangeable for Common Stock, or (b) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock) will be duly authorized, validly issued, fully paid and non-assessable.

3.

With respect to shares of any series of Preferred Stock and Depositary Shares (if applicable), when (i) the Board of Directors of the Company (the “Board”) has taken all necessary corporate action to approve the issuance and terms of the shares of such series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating such series and fixing and determining the preferences, limitations and relative rights thereof, (ii) the proper officers of the Company have duly executed and caused to be filed with the Delaware Secretary of State, prior to the issuance of such shares of Preferred Stock and Depositary Shares (if applicable), a certificate of designations setting forth the resolution of the Board establishing the relative rights and distinguishing characteristics for such series of Preferred Stock and Depositary Shares (if applicable) and (iii) certificates representing the shares of such series of Preferred Stock and Depositary Shares (if applicable) have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock and Depositary Shares (if applicable)) provided for therein, or (b) upon conversion, exchange or exercise

Transmeridian Exploration Incorporated

October 26, 2005

of any other security in accordance with the terms of such security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, the shares of such series of Preferred Stock and Depositary Shares (if applicable) will be duly authorized, validly issued, fully paid and non-assessable.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and such effectiveness shall not have been terminated or rescinded, (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby, (iii) all Securities will have been issued and sold in compliance with applicable United States federal and state securities Laws (hereinafter defined) and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, (iv) a definitive underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and (v) at the time of the issuance of the Securities (a) the Company validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation, (b) the Company has the necessary corporate power and due authorization to effect the issuance of the Securities and (c) the charter documents of the Company are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, since the date hereof.

B.	We express no opinion as to any constitutions, treaties, laws, rules or regulations or judicial or administrative decisions of any jurisdiction (“Laws”) other than (i) the federal Laws of the United States, (ii) the General Corporation Law of the State of Delaware and (iii) the Laws of the State of New York.

C.	The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing; and (iv) the power of the courts to award damages in lieu of equitable remedies.

Transmeridian Exploration Incorporated

October 26, 2005

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ AKIN GUMP STRAUSS HAUER & FELD LLP

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